Exhibit 10

                              AMENDED AND RESTATED
                                  YP.NET, INC.
                                 2003 STOCK PLAN

                                    ARTICLE 1
                                     PURPOSE

     1.1     GENERAL.  The purpose of the Amended and Restated YP.Net, Inc. 2003
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Stock  Plan  (the  "Plan")  is to promote the success, and enhance the value, of
YP.Net, Inc. (the "Company") by linking the personal interests of its employees and non-employee services providers to those of Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of its employees and non-employee services providers upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

                                    ARTICLE 2
                                 EFFECTIVE DATE

     2.1     EFFECTIVE  DATE.  The Plan is effective as of the date the Plan was
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originally  approved  by  the  Company's  Stockholders  (the  "Effective Date").

                                    ARTICLE 3
                          DEFINITIONS AND CONSTRUCTION

     3.1     DEFINITIONS.  When  a  word or phrase appears in this Plan with the
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initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Award" means any Restricted Stock Award, Performance Share Award or Performance-Based Award granted to a Participant under the Plan.

          (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c)     "Board"  means  the  Board  of  Directors  of  the  Company.

          (d) "Cause" means termination of employment or service as a result of any of the following events: (1) the commission of an act of dishonesty, fraud, embezzlement, theft or other similar acts of misconduct by the Participant, whether within or outside the scope of the Participant's employment or service with the Company, (ii) the breach of duty by the Participant in the course of employment or service, unless waived in writing by the Company, (iii) the neglect by the Participant of the Participant's duties with the Company, unless waived in writing by the Company, (iv) the Participant's disobedience


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     or  refusal or failure to discharge the Participant's duties to the Company under any employment agreement or otherwise, (v) the breach of obligations of the Participant to the Company under this Agreement or any employment or other agreement with the Company, unless waived in writing by the Company,
     (vi) the breach by the Participant of any fiduciary duty to the Company involving personal gain or profit, including acceptance of gifts, gratuities, honorarium, lodging, and other items of direct economic value in excess of $1,000.00 from any one source, provided that this section does not apply to gifts or items received from family members or other non-business or professional persons, (vii) the violation by the Participant of any law, rule, regulation, court order (other than a law, rule, or regulation relating to a traffic violation or similar offense) or a final cease and desist order, or (viii) the Participant economically committing the Company beyond the Participant's expressly approved authority as communicated to the Participant by the Company from time to time.

          (e)     "Change  of  Control"  means  any  of  the  following:

               (1) any merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities, or other property other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger;

               (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company or any major subsidiary, other than pursuant to a sale-leaseback, structured finance or other form of financing transaction;

               (3) the shareholders of the Company approve any plan or proposal for liquidation or dissolution of the Company; or

               (4) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than (A) any current shareholder of the Company or affiliate thereof, or (B) an employee benefit plan of the Company or any Subsidiary or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, or (C) any affiliate of the Company as of the Effective Date becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company's outstanding Stock.

          (f)     "Code"  means  the  Internal Revenue Code of 1986, as amended.

          (g)     "Committee"  means  the  committee  of  the Board described in
     Article  4.

          (h) "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.


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          (i)     "Disability"  shall  mean  any  illness  or  other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (k) "Fair Market Value" means, as of any given date, the fair market value of Stock determined as follows:

               (1) Where there exists a public market for the Stock, the Fair Market Value shall be (A) the closing price for the Stock for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Committee to be the primary market for the Stock or the Nasdaq National Market, whichever is applicable, or (B) if the Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of the Stock on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

               (2) In the absence of an established market for the Stock of the type described in (1), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

          (l) "Participant" means a person or entity who, as an employee or non-employee services provider of the Company or any Subsidiary, has been granted an Award under the Plan.

          (m) "Performance-Based Awards" means the Restricted Stock or Performance Share Awards granted to selected Covered Employees pursuant to Articles 7 and 8, but which are subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as "performance-based compensation" pursuant to Section 162(m) of the Code.

          (n) "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: number of customers, pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and


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     market  share,  any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

          (o) "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

          (p) "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

          (q) "Performance Share" means a right granted to a Participant pursuant to Article 8, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (r)     "Plan"  means the Amended and Restated YP.Net, Inc. 2003 Stock
     Plan.

          (s)     "Restricted  Stock" means Stock granted to a Participant under
     Article 7 that is subject to certain restrictions and to risk of forfeiture.

          (t) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to
     Article  11.

          (u) "Subsidiary" means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                                    ARTICLE 4
                                 ADMINISTRATION

     4.1     COMMITTEE.  The Plan shall be administered by a Committee appointed
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by,  and  which  serves  at the discretion of, the Board.  If the Board does not appoint a Committee to administer the Plan, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board.


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     4.2     ACTION  BY  THE  COMMITTEE.  A  majority  of  the  Committee  shall
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constitute  a  quorum.  The  acts  of  a  majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     4.3     AUTHORITY  OF  COMMITTEE.  The  Committee  has the exclusive power,
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authority  and  discretion  to:

          (a)     Designate  Participants  to  receive  Awards;

          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to the purchase price, if any, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (e) Amend, modify, or terminate any outstanding Award, with the Participant's consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant's consent under any other provision of the Plan;

          (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the purchase price of an Award, if any, may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (h) Decide all other matters that must be determined in connection with an Award;

          (i)     Interpret  the  terms  of  the  Plan  or  any Award Agreement;

          (j) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

          (k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.


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     4.4     DECISIONS BINDING.  The Committee's interpretation of the Plan, any
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Awards  granted  under  the  Plan,  any  Award  Agreement  and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                    ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

     5.1     NUMBER  OF SHARES.  Subject to adjustment provided in Section 11.1,
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the  aggregate  number of shares of Stock reserved and available for grant under the  Plan  shall  be  5,000,000.

     5.2     LAPSED AWARDS.  To the extent that an Award terminates, expires, or
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lapses  for  any  reason, any shares of Stock subject to the Award will again be available  for  the  grant  of  an  Award  under  the  Plan.

     5.3     STOCK  DISTRIBUTED.  Any Stock distributed pursuant to an Award may
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consist,  in whole or in part, of authorized and unissued Stock, treasury Stock, or  Stock  purchased  on  the  open  market.

                                    ARTICLE 6
                          ELIGIBILITY AND PARTICIPATION

     6.1     ELIGIBILITY.
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          (a)     GENERAL.  Persons eligible to participate in this Plan include
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     employees  and  non-employee  service  providers  of  the  Company  or  a
     Subsidiary,  as  determined  by  the  Committee.

          (b)     FOREIGN  PARTICIPANTS.  In  order  to  assure the viability of
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     Awards  granted  to  Participants employed or providing services in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in
     Section  5.1  of  the  Plan.

     6.2     ACTUAL  PARTICIPATION.  Subject  to the provisions of the Plan, the
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Committee  may,  from  time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.


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                                    ARTICLE 7
                                RESTRICTED STOCK

     7.1     GRANT  OF  RESTRICTED  STOCK.  The  Committee is authorized to make
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Awards  of  Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

     7.2     ISSUANCE  AND  RESTRICTIONS.  Restricted  Stock shall be subject to
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such  restrictions on transferability, repurchase, and other restrictions as the
Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     7.3     FORFEITURE.  Except as otherwise determined by the Committee at the
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time  of the grant of the Award or thereafter, upon termination of employment or services during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     7.4     CERTIFICATES  FOR RESTRICTED STOCK.  Restricted Stock granted under
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the  Plan  may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

                                    ARTICLE 8
                               PERFORMANCE SHARES

     8.1     GRANT  OF PERFORMANCE SHARES.  The Committee is authorized to grant
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Performance  Shares  to  Participants  on  such  terms  and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

     8.2     RIGHT  TO  PAYMENT.  A  grant  of  Performance  Shares  gives  the
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Participant  rights,  valued  as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. Subject to the terms of the Plan, the Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.


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     8.3     OTHER  TERMS.  Performance Shares may be payable in cash, Stock, or
             ------------
other property, and have such other terms and conditions as determined by the Committee and reflected in a written Performance Share Award Agreement. Unless otherwise provided in an Award Agreement, Performance Shares will lapse immediately if a Participant's employment or service is terminated for Cause.

                                    ARTICLE 9
                            PERFORMANCE-BASED AWARDS

     9.1     PURPOSE.  The purpose of this Article 9 is to provide the Committee
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the ability to qualify the Restricted Stock Awards pursuant to Article 7 and the
Performance Share Awards pursuant to Article 8 as "performance-based compensation" pursuant to Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 7 or 8.

     9.2     APPLICABILITY.  This  Article  9  shall apply only to those Covered
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Employees  selected  by  the Committee to receive Performance-Based Awards.  The
Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this
Article 9. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

     9.3     DISCRETION  OF  COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS.  With
             ------------------------------------------------------------
regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof. Unless otherwise provided in an Award Agreement, Performance-Based Awards will be forfeited if a Participant's employment is terminated for Cause.

     9.4     PAYMENT  OR GRANT OF PERFORMANCE AWARDS.  Unless otherwise provided
             ---------------------------------------
in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance Award for such Performance Period is paid or granted to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

     9.5     MAXIMUM  AWARD  PAYABLE  OR GRANTED.  The maximum Performance-Based
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Award  payable  or  granted  to  any  one Participant pursuant to the Plan for a


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Performance  Period  is  1,000,000  shares  of  Stock,  or  in  the  event  the
Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying 1,000,000 by the Fair Market Value of one share of Stock as of the date of grant of the Performance-Based Award.

                                   ARTICLE 10
                         PROVISIONS APPLICABLE TO AWARDS

     10.1     STAND-ALONE AND TANDEM AWARDS.  Awards granted under the Plan may,
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in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     10.2     EXCHANGE  PROVISIONS.  The  Committee  may  at  any  time offer to
              --------------------
exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 10.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

     10.3     TERM  OF AWARD.  The term of each Award shall be for the period as
              --------------
determined  by  the  Committee.

     10.4     FORM  OF PAYMENT FOR AWARDS.  Subject to the terms of the Plan and
              ---------------------------
any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary for the payment of an Award, if any, may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, promissory note, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     10.5     LIMITS  ON TRANSFER.  No right or interest of a Participant in any
              -------------------
Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee or as otherwise provided in this Plan or in the applicable Award Agreement, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

     10.6     BENEFICIARIES.  Notwithstanding  Section  10.5, a Participant may,
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in  the  manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall


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not  be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     10.7     STOCK  CERTIFICATES.  All  Stock  certificates delivered under the
              -------------------
Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

     10.8     CHANGE  OF  CONTROL.  Unless  otherwise  provided  in  an  Award
              -------------------
Agreement, if a Change of Control occurs, the Board shall have the discretion to remove all restrictions on, or accelerate the vesting of, outstanding Awards. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and, if applicable, shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

                                   ARTICLE 11
                          CHANGES IN CAPITAL STRUCTURE

     11.1     GENERAL.  In  the  event  a  stock  dividend  is declared upon the
              -------
Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefore. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, the Committee has the authority to substitute for each such share of Stock then subject to each Award the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

                                   ARTICLE 12
                     AMENDMENT, MODIFICATION AND TERMINATION

     12.1     AMENDMENT, MODIFICATION AND TERMINATION.  With the approval of the
              ---------------------------------------
Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     12.2     AWARDS  PREVIOUSLY  GRANTED.  Except  as otherwise provided in the
              ---------------------------
Plan, including without limitation, the provisions of Article 10, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.


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                                   ARTICLE 13
                               GENERAL PROVISIONS

     13.1     NO  RIGHTS  TO  AWARDS.  No  Participant,  employee,  non-employee
              ----------------------
service provider, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, non-employee service providers, and other persons uniformly.

     13.2     NO STOCKHOLDERS RIGHTS.  No Award gives the Participant any of the
              ----------------------
rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

     13.3     WITHHOLDING.  The  Company  or  any  Subsidiary  shall  have  the
              -----------
authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

     13.4     NO  RIGHT  TO  EMPLOYMENT OR SERVICES.  Nothing in the Plan or any
              -------------------------------------
Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ of, or to provide services to, the Company or any Subsidiary.

     13.5     UNFUNDED  STATUS  OF  AWARDS.  The  Plan  is  intended  to  be  an
              ----------------------------
"unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

     13.6     INDEMNIFICATION.  To  the  extent  allowable under applicable law,
              ---------------
each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     13.7     RELATIONSHIP  TO  OTHER BENEFITS.  No payment under the Plan shall
              --------------------------------
be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.


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     13.8     EXPENSES.  The  expenses  of administering the Plan shall be borne
              --------
by  the  Company  and  its  Subsidiaries.

     13.9     TITLES  AND  HEADINGS.  The titles and headings of the Sections in
              ---------------------
the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     13.10     FRACTIONAL SHARES.  No fractional shares of stock shall be issued
               -----------------
and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

     13.11     SECURITIES LAW COMPLIANCE.  With respect to any person who is, on
               -------------------------
the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

     13.12     GOVERNMENT  AND OTHER REGULATIONS.  The obligation of the Company
               ---------------------------------
to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     13.13     GOVERNING  LAW.  The  Plan  and  all  Award  Agreements  shall be
               --------------
construed  in  accordance with and governed by the laws of the State of Arizona.




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